Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K


                         Current Report

             Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act 1934


                Date of Report February 26, 1997
               (Date of earliest event reported)



                    CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware                     1-9874
94-2213782                 (State of other        (Commission
File           (IRS Employer
 jurisdiction of          Number)                 Identification
No.)
 incorporation)



 302 South 36th Street, Suite 400,                 Omaha, NE
68131                 (Address of principal executive offices)
Zip Code




Registrant's Telephone Number, including area code:    (402) 341-
4500




                              N/A
 (Former name or former address, if changed since last report)

Item 7.   Financial Statements and Exhibits

     Exhibit 1 - Press Release dated February 26, 1997.



Item 9.   Sales of Equity Securities Pursuant to Regulation S.

       On February 26, 1997, the Registrant announced that CalEnergy Capital Trust II (the "Trust"), a subsidiary of the Registrant and a statutory business trust formed under the laws of the state of Delaware, completed a private placement of $150 million in aggregate amount of 6 1/4% Trust Convertible Preferred Securities ("Trust Securities"), with a liquidation preference of $50 each. Additionally, the initial purchasers, Lehman Brothers Inc. and Donaldson Lufkin & Jenrette Securities Corporation, exercised an option to purchase an additional $30 million in aggregate amount of Trust Securities to cover over-allotments. Each of the Trust Securities will be convertible at the option of the holder at any time into 1.1655 shares of the Registrant's Common Stock, equivalent to a conversion price of $42.90 per share, subject to adjustment under certain circumstances. The Registrant owns all of the common securities of the Trust. The initial purchasers resold 94,000 of the Trust Securities ("Regulation S Securities") outside the United States to certain persons other than U.S. persons in reliance on Regulation S under the Securities Act of 1933. The Regulation S Securities were sold for their liquidation preference of $50 each or $4,700,000 in the aggregate. In connection with the purchase of the Regulation S Securities, the Registrant paid the initial purchasers a commission equal to 2 1/2% of the purchase price of the Regulation S Securities or $117,500 in the aggregate.



                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CalEnergy Company, Inc.




By: \s\ Douglas L. Anderson
Douglas L. Anderson
                                        Assistant Secretary




Dated: February 26, 1997


                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CalEnergy Company, Inc.



                              By: ______________________________
                                   Douglas L. Anderson
                                   Assistant Secretary  Counsel




Dated: February 26, 1997